Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Guidance Software, Inc. (the “Company”) hereby certifies that:

(i)                     the accompanying Quarterly Report on Form 10-Q of the Company for the three and nine months ended September 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 3, 2011	/s/ Barry J. Plaga
Barry J. Plaga
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Guidance Software, Inc. and will be retained by Guidance Software, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.